UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2026
STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	001-04743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)
37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 718-392-0200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.00 per share	SMP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b), (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Operating Officer

On May 11, 2026, Standard Motor Products, Inc. (the “Company”) issued a press release announcing that James J. Burke, Chief Operating Officer of the Company, has informed the Board of Directors (the “Board”) of the Company of his intention to step down as Chief Operating Officer of the Company, effective June 1, 2026. Mr. Burke will continue to serve as Executive Advisor of the Company and as a member of the Board. As an employee of the Company, Mr. Burke will not receive compensation for his services on the Board. In his role as Executive Advisor, Mr. Burke’s compensation will be similar to that paid for comparable positions at the Company, and he will be eligible to receive standard benefits applicable to all Company employees. A copy of such press release is furnished as Exhibit 99.1 hereto.

Chief Operations Officer Succession

On May 11, 2026, the Company also announced the appointment of Mr. Sunil Bhandari to succeed Mr. Burke as Chief Operations Officer of the Company, effective as of June 1, 2026.

Mr. Bhandari, 46, most recently served as Vice President, Global Aftermarket – Mobility Group at Eaton Corporation plc (“Eaton”). Prior to this position, Mr. Bhandari held various leadership positions at Eaton, serving as Vice President & General Manager – eMobility from 2024 to 2025; Vice President, Global Operations – Manufacturing & Supply Chain, Mobility Group from 2021 to 2024; Vice President, Supply Chain, Vehicle Group & eMobility and Vice President, Global Materials Management and Logistics from 2017 to 2020. Mr. Bhandari holds an M.B.A. from the International Institute for Management Development - Switzerland, a Master’s degree in Manufacturing Systems from the Singapore-MIT Alliance, and a Bachelor of Mechanical Engineering from the University of Madras.

In connection with his appointment, Mr. Bhandari will receive an annual base salary of $550,000, and he will be eligible to receive an annual cash incentive award for 2026 under the Company’s short-term incentive compensation program with a target pay-out equal to 50% of his annual base salary. In addition, subject to the approval of the Compensation and Management Development Committee of the Board of Directors, Mr. Bhandari will receive under the Company’s 2025 Omnibus Incentive Plan, a standard restricted stock award equal in value to $250,000, a performance share award with a target value equal to $250,000, and a one-time, restricted stock award equal in value to $500,000. If Mr. Bhandari is terminated without cause, subject to certain conditions, he will be entitled to receive twelve months’ severance pay at his current base rate of pay, a prorated annual cash incentive award, and a contribution to mitigate the cost of health insurance coverage for twelve months. Mr. Bhandari will also be eligible to receive relocation assistance, and other benefits available to the Company’s executive officers generally, as outlined in the Company’s Definitive Proxy Statement relating to the Company’s Annual Meeting of Shareholders to be held on May 21, 2026.

Mr. Bhandari will serve as Chief Operations Officer of the Company on an annual basis. There are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K in connection with Mr. Bhandari’s appointment as Chief Operations Officer of the Company, and there are no arrangements or understandings between Mr. Bhandari and any other person pursuant to which he was selected as Chief Operations Officer of the Company. Mr. Bhandari does not have a family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

99.1	Press release dated May 11, 2026, announcing Executive Leadership Changes.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ Nathan R. Iles
Nathan R. Iles
Chief Financial Officer
Date: May 12, 2026

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 11, 2026, announcing Executive Leadership Changes.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.
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